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                           POWER OF ATTORNEY                          EXHIBIT 6



                  KNOW ALL MEN BY THESE PRESENTS, that MITSUKOSHI, LTD. (the "Company"), a Japanese corporation whose principal office is located at 4-1 Muromachi Nihombashi 1-chome, Chuo-ku, Tokyo, Japan, hereby constitutes, designates and appoints HIKARU YASUHO, General Manager-Finance Department of the Company, and KAZUNARI NAGAMATSU and YUTAKA TETSUYAMA, the President and Senior Vice President, respectively, of Mitsukoshi (U.S.A.), Inc., severally, the true and lawful agents and attorneys-in-fact of the Company (each, an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each with full power and authority to act hereunder, individually or collectively, in the name of and for and on behalf of the Company, as fully as could the Company if present and acting in person, with respect certain matters in connection with the registration and sale of the shares (the "Shares") of common stock, par value $.01 per share, of Tiffany & Co. ("Tiffany") owned by the Company pursuant to a registered public offering (the "Offering"), as follows:

                           1. To complete, execute and file any and all
                  documents, forms, schedules, reports, informational disclosures or otherwise with the Securities and Exchange Commission as may be required or deemed to be desirable by the Attorneys-in-Fact or any of them under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Offering, including, without limitation, an Amendment to the Schedule 13D previously filed by the Company and an appropriate notice or notices of disposition under Section 16(a) of the Exchange Act reflecting the transactions contemplated hereby; and

                           2. To take or cause to be taken any and all further
                  actions, and execute and deliver, or cause to be executed and delivered, any and all such instruments, documents and stock powers, in such form as the Attorneys-in-Fact or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof) as may be necessary or deemed to be desirable by the Attorneys-in-Fact or any of them to effectuate, implement and otherwise carry out the transactions contemplated by this Power of Attorney or as may be necessary or deemed to be desirable in connection with the registration of the Shares pursuant to the Securities Act of 1933, as amended, or the sale of the Shares pursuant to the Offering.

                  The Company hereby gives and grants unto said Attorneys-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as the Company might or could do if personally present with full power of substitution and revocation, and hereby ratifies and confirms all that its said Attorneys-in-Fact or any of them shall lawfully do in the exercise of the power hereinabove granted.
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                  IN WITNESS WHEREOF, Mitsukoshi, Ltd. has caused this Power of
Attorney to be executed in its name and on its behalf by Keizo Fujimoto, its Managing Director, he being thereunto duly authorized, on this 7th day of January, 1999.


                                            MITSUKOSHI LTD.


                                            /s/ Keizo Fujimoto
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                                            Keizo Fujimoto
                                            Managing Director